8x8, Inc. Reports Fourth Quarter and Fiscal 2022 Financial Results
•Fourth quarter revenue increased 25% percent year-over-year to $181 million.
•Fiscal 2022 revenue increased 20% percent year-over-year to $638 million
•Enterprise ARR increased 55% year-over-year to $393 million
•Positive operating cash flow of $17 million for fourth quarter and $35 million for fiscal year 2022

CAMPBELL, CA. - May 10, 2022 - 8x8, Inc. (NYSE: EGHT), a leading integrated cloud communications platform provider, today reported financial results for the fourth quarter and fiscal year 2022 ended March 31, 2022.

Fourth Quarter Fiscal 2022 Financial Results:

•Total revenue increased 25% year-over-year to $181.4 million, including Fuze revenue of $24.1 million.
•Service revenue increased 29% year-over-year to $172.8 million, including Fuze revenue of $23.9 million.
•GAAP operating loss was $40.5 million, compared to a GAAP operating loss of $40.0 million in the fourth quarter fiscal 2021.
•Non-GAAP operating profit was $4.2 million, compared to non-GAAP operating profit of $0.6 million in fourth quarter fiscal 2021.

Fiscal 2022 Financial Results:

•Total revenue increased 20% year-over-year to $638.1 million, including Fuze revenue of $24.1 million.
•Service revenue increased 21% year-over-year to $602.4 million, including Fuze revenue of $23.9 million.
•GAAP operating loss was $154.1 million, compared to a GAAP operating loss of $146.1 million in fiscal 2021.
•Non-GAAP operating profit was $10.6 million, or 2% of revenue, compared to a non-GAAP operating loss of $11.1 million in fiscal 2021.

“We improved non-GAAP operating profitability in every quarter of fiscal 2022 and achieved a non-GAAP operating profit for the year,” said Dave Sipes, Chief Executive Officer at 8x8, Inc. “We also made significant progress on our strategic initiatives by strengthening our management team, increasing our enterprise customer base, closing the Fuze acquisition, expanding our global coverage, and accelerating XCaaS innovation.”

“During the fourth quarter, we introduced industry-leading tailored experiences for the modern workplace with 8x8 Agent Workspace for 8x8 Contact Center and 8x8 Conversation IQ. We also extended 8x8 Global Reach, which provides full cloud PSTN support, to 50 countries and territories, including Thailand and Indonesia. Our continued focus on innovation and operational efficiency positions us for long-term success and improved operating results in the future,” Sipes added.

Fourth Quarter Fiscal 2022 Financial Metrics and Recent Business Highlights:

Financial Metrics
•Annual Recurring Subscriptions and Usage (ARR):
◦Total ARR grew to $687 million, an increase of 33% from the end of the same period last year. Total ARR included approximately $113 million acquired through the Fuze transaction.
◦1,320 customers generated ARR greater than $100,000, an increase of 73% from the end of 2021.
•GAAP gross margin was 62%, compared to 58% in the same period last year. Non-GAAP gross margin was 67%, compared to 61% in the same period last year.
•GAAP service margin was 69%, compared to 65% in the same period last year. Non-GAAP service margin was 72%, compared to 67% in the same period last year.
•Cash provided by operating activities was $16.6 million for the fourth quarter, compared to $0.8 million in the fourth quarter of fiscal 2021. For the year, cash provided by operating activities was $34.7 million, compared to $14.1 million cash used by operating activities in fiscal 2021.

•Cash, restricted cash, and investments totaled $148.2 million on March 31, 2022 and $260.5 million on December 31, 2021.

A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.

Recent Business Highlights:

Product Innovation Highlights
•Announced general availability of 8x8 Agent Workspace, a new 8x8 Contact Center composed experience that is transforming the contact center agent role. 8x8 Agent Workspace is a fully browser-based, design-led interface, delivering a tailored and intuitive experience with powerful contact queuing and handling features to enhance productivity and personalize both agent and customer engagement.
•Introduced 8x8 Conversation IQ, which extends formal contact center capabilities, such as quality management and speech analytics, to all user roles, from the front desk to the back office. 8x8 Conversation IQ applies conversational AI to help organizations uncover insights, foster coaching, and ensure professional engagements deliver consistent experiences across the entire enterprise.
•Delivered the industry’s first integrated cloud phone and contact center solution that supports the communications and customer engagement requirements of multinational organizations in Indonesia. Increased full cloud PSTN support to 50 countries and territories, representing approximately 85 percent of the world’s GDP.

Industry Recognition
•Named a winner in the category of Best Innovation in Customer Experience for the Best of Enterprise Connect 2022 awards.
•Awarded a 5-star rating in the CRN 2022 Partner Program Guide.

First Quarter and Fiscal 2023 Financial Outlook:

Management provides expected ranges for total revenue, service revenue and non-GAAP operating margin based on its evaluation of the current business environment. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.

First Quarter Fiscal 2023 Ending June 30, 2022
•Service revenue in the range of $177 million to $180 million, representing year-over-year growth of approximately 30% at the midpoint.
•Total revenue in the range of $185 million to $188 million, representing year-over-year growth of approximately 26% at the midpoint.
•Non-GAAP operating margin in the range of 2% to 2.5%

Fiscal Year 2023 Ending March 31, 2023
•Service revenue in the range of $740 million to $755 million, representing year-over-year growth of 24% at the midpoint.
•Total revenue in the range of $775 million to $790 million, representing year-over-year growth of approximately 23% at the midpoint.
•Non-GAAP operating margin in the range of 2% to 3%

The Company does not reconcile its forward-looking estimates of non-GAAP operating margin to the corresponding GAAP measures of GAAP operating margin due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses it excludes. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. The actual amounts of these excluded items could have a significant impact on the Company's GAAP operating margin. Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort. All projections are on a non-GAAP basis. See the Explanation of GAAP to Non-GAAP Reconciliation below for the definition of non-GAAP operating margin.

Conference Call Information:

Management will host a conference call to discuss earnings results on May 10, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will last approximately 60 minutes and is accessible via the following numbers and webcast link:

Dial In: 1-844-200-6205 (U.S.) or 1-929-526-1599 (International)
Passcode 889659

Webcast: https://investors.8x8.com/events-and-presentations

Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading Software as a Service provider of 8x8 XCaaS™ (eXperience Communications as a Service™), an integrated contact center, voice communications, video, chat, and API solution built on one global cloud communications platform. 8x8 uniquely eliminates the silos between Unified Communications as a Service (UCaaS) and Contact Center as a Service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter and Facebook.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends, operational and economic impacts of the COVID-19 pandemic, new product innovations and integrations, the future impact of the Fuze, Inc. acquisition on our operations and financial results, market demand for our products, channel and e-commerce growth, sales and marketing activities, strategic partnerships, business strategies, customer acquisition and support costs, customer churn, future operating performance and efficiencies, financial outlook, revenue growth, and profitability.

You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers, including from the COVID-19 pandemic, Russia's invasion of Ukraine, and inflationary pressures; rising interest rates; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces ("APIs"), in which we compete may change in ways we are not anticipating; impact of supply chain disruptions; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; our investments in marketing, channel and value-added resellers (VARs), e-commerce, new products, and our acquisition of Fuze, Inc. may not result in revenue growth; and we may not achieve our target service revenue growth, or the revenue, earnings, operating margin or other amounts we forecast in our guidance, for a particular quarter or for the full fiscal year.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Explanation of GAAP to Non-GAAP Reconciliation

The Company has provided, in this release, financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's ongoing "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.

These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:

Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract termination costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract termination costs.

Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Gross Margin
Non-GAAP Service Revenue Gross Margin (and as a percentage of Service Revenue) and Non-GAAP Other Revenue Gross Margin (and as a percentage of Other Revenue) are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Gross Margin (and as a percentage of Revenue) is computed as Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue as well as the Company's Service, Other and Gross Margins performance as compared to prior periods and trends.

Non-GAAP Operating Expenses
Non-GAAP Operating Expenses includes Non-GAAP Research and Development, Non-GAAP Sales and Marketing, and Non-GAAP General and Administrative, each of which excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain severance, transition and contract termination costs, debt amortization expense, and contract termination costs. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operational expenses.

Non-GAAP Operating Profit (Loss) and Non-GAAP Operating Margin
Non-GAAP Operating Profit (Loss) excludes from Loss from Operations: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance, transition and contract termination costs. Non-GAAP Operating Margin is Non-GAAP Operating Profit (Loss) divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.

Non-GAAP Other Income (Expense), net
Non-GAAP Other Income (Expense), net excludes: acquisition and integration expenses, certain severance, transition and contract termination costs, debt amortization expense and sub-lease income from Other Income (Expense), net. Management believes the Company’s investors benefit from this supplemental information to facilitate comparison of the Company’s other income performance to prior results and trends.

Non-GAAP Pre-Tax Profit (Loss) and Non-GAAP Net Income (Loss)
Non-GAAP Pre-Tax Profit (Loss) excludes from Net Income (Loss): amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract termination costs, contract termination costs, debt amortization expense, sub-lease income, and the provision for income taxes. Non-GAAP Net Loss includes the impact of the provision for (benefit from) income taxes on Non-GAAP Pre-Tax Profit (Loss). Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.

Non-GAAP Pre-Tax Profit (Loss) Per Share – Diluted & Non-GAAP Net Loss Per Share – Basic and Diluted
Non-GAAP Pre-Tax Profit (Loss) Per Share – Diluted is Non-GAAP Pre-Tax Profit (Loss) divided by the weighted-average diluted shares outstanding. Non-GAAP Net Loss Per Share – Basic and Diluted is Non-GAAP Net Loss divided by the weighted-average basic shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP pre-tax profit (loss) and Non-GAAP net loss performance as reflected in a per share calculation as ways of measuring performance by ownership in the company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.

Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract termination costs include employee termination benefits, executive severance agreements, cancellation of certain contracts, and lease impairments. Debt amortization expenses relate to the non-cash accretion of the debt discount. Provision for income taxes are excluded as they are non-operating in nature.

8x8, Inc.

Investor Relations:
Kate Patterson
1-408-763-8175
katherine.patterson@8x8.com

Media:
John Sun
1-408-692-7054
john.sun@8x8.com

8x8, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Years Ended
	March 31,		March 31,
	2022	2021	2022	2021
Service revenue	$172,789	$133,753	$602,357	$495,985
Other revenue	8,583	10,966	35,773	36,359
Total revenue	181,372	144,719	638,130	532,344

Cost of revenue and operating expenses:
Cost of service revenue	53,938	47,239	195,909	180,082
Cost of other revenue	14,563	13,874	51,649	50,068
Research and development	30,586	25,271	112,387	92,034
Sales and marketing	84,785	70,696	314,223	256,231
General and administrative	38,039	27,675	118,103	100,078
Total operating expenses	221,911	184,755	792,271	678,493
Loss from operations	(40,539)	(40,036)	(154,141)	(146,149)
Other expense, net	(6,006)	(4,821)	(21,629)	(18,593)
Loss from operations before provision for income taxes	(46,545)	(44,857)	(175,770)	(164,742)
(Benefit from) provision for income taxes	(962)	177	(387)	843
Net loss	$(45,583)	$(45,034)	$(175,383)	$(165,585)

Net loss per share:
Basic and diluted	$(0.39)	$(0.42)	$(1.55)	$(1.57)

Weighted average number of shares:
Basic and diluted	117,613	107,961	113,354	105,700

8x8, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2022	March 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$91,205	$112,531
Restricted cash, current	8,691	8,179
Short-term investments	44,845	40,337
Accounts receivable, net	57,400	51,150
Deferred sales commission costs, current	35,482	30,241
Other current assets	37,999	34,095
Total current assets	275,622	276,533
Property and equipment, net	79,016	93,076
Operating lease, right-of-use assets	63,415	66,664
Intangible assets, net	128,213	17,130
Goodwill	266,867	131,520
Restricted cash, non-current	818	462
Long-term investments	2,671	—
Deferred sales commission costs, non-current	75,668	72,427
Other assets	17,978	20,597
Total assets	$910,268	$678,409
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$49,721	$31,236
Accrued compensation	36,319	29,879
Accrued taxes	32,573	12,129
Operating lease liabilities, current	15,485	12,942
Deferred revenue, current	34,262	20,737
Other accrued liabilities	23,167	14,455
Total current liabilities	191,527	121,378
Operating lease liabilities, non-current	74,518	82,456
Convertible senior notes, net	447,452	308,435
Deferred revenue, non-current	11,430	2,999
Other liabilities, non-current	2,975	2,637
Total liabilities	727,902	517,905
Stockholders' equity:
Common stock	123	109
Additional paid-in capital	956,594	755,643
Accumulated other comprehensive loss	(7,913)	(4,193)
Accumulated deficit	(766,438)	(591,055)
Total stockholders' equity	182,366	160,504
Total liabilities and stockholders' equity	$910,268	$678,409

8x8, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Years Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(175,383)	$(165,585)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11,374	11,297
Amortization of intangible assets	8,317	6,886
Amortization of capitalized software	28,863	26,934
Amortization of debt discount and issuance costs	20,404	16,898
Amortization of deferred sales commission costs	34,701	27,817
Allowance for credit losses	1,974	4,471
Operating lease expense, net of accretion	13,482	15,210
Stock-based compensation expense	133,331	107,638
Other	3,726	1,521
Changes in assets and liabilities:
Accounts receivable, net	6,867	(14,869)
Deferred sales commission costs	(44,224)	(52,960)
Other current and non-current assets	(4,022)	(3,963)
Accounts payable and accruals	(8,740)	(10,033)
Deferred revenue	4,010	14,672
Net cash provided by (used in) operating activities	34,680	(14,066)
Cash flows from investing activities:
Purchases of property and equipment	(4,137)	(6,430)
Cost of capitalized software	(20,370)	(28,816)
Purchases of investments	(83,383)	(52,172)
Sales of investments	13,299	1,018
Proceeds from maturity of investments	60,023	60,479
Acquisition of businesses, net of cash acquired	(125,410)	(10,400)
Net cash used in investing activities	(159,978)	(36,321)
Cash flows from financing activities:
Finance lease payments	(15)	(78)
Tax-related withholding of common stock	(310)	(69)
Proceeds from issuance of common stock under employee stock plans	16,107	13,339
Repurchase of common stock	(44,976)	—
Net proceeds from issuance of convertible debt	134,619	—
Net cash provided by financing activities	105,425	13,192
Effect of exchange rate changes on cash	(585)	1,956
Net decrease in cash, cash equivalents and restricted cash	(20,458)	(35,239)
Cash, cash equivalents and restricted cash, beginning of period	121,172	156,411
Cash, cash equivalents and restricted cash, end of period	$100,714	$121,172

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands)

	Three Months Ended				Years Ended
	March 31, 2022		March 31, 2021		March 31, 2022		March 31, 2021
Costs of Revenue:
GAAP cost of service revenue	$53,938		$47,239		$195,909		$180,082
Amortization of acquired intangible assets	(2,159)		(1,074)		(5,127)		(5,117)
Stock-based compensation expense and related employer payroll taxes	(2,252)		(2,280)		(9,163)		(9,206)
Legal and regulatory costs	—		—				(219)
Severance, transition and contract termination costs	(1,459)		(4)		(1,611)		(1,522)
Non-GAAP cost of service revenue	$48,068		$43,881		$180,008		$164,018
Non-GAAP service margin (as a percentage of service revenue)	$124,721	72.2%	$89,872	67.2%	$422,349	70.1%	$331,967	66.9%

GAAP cost of other revenue	$14,563		$13,874		$51,649		$50,068
Stock-based compensation expense and related employer payroll taxes	(1,253)		(1,540)		(5,046)		(4,763)
Legal and regulatory costs	—		—		—		(71)
Severance, transition and contract termination costs	(896)		—		(998)		(144)
Non-GAAP cost of other revenue	$12,414		$12,334		$45,605		$45,090
Non-GAAP other margin (as a percentage of other revenue)	$(3,831)	(44.6)%	$(1,368)	(12.5)%	$(9,832)	(27.5)%	$(8,731)	(24.0)%

Non-GAAP gross margin (as a percentage of revenue)	$120,890	66.7%	$88,504	61.2%	$412,517	64.6%	$323,236	60.7%

Operating Expenses:
GAAP research and development	$30,586		$25,271		$112,387		$92,034
Stock-based compensation expense and related employer payroll taxes	(6,243)		(9,412)		(34,113)		(33,261)
Legal and regulatory costs	—		—				(296)
Severance, transition and contract termination costs	(827)		(44)		(1,054)		(888)
Non-GAAP research and development (as a percentage of revenue)	$23,516	13.0%	$15,815	10.9%	$77,220	12.1%	$57,589	10.8%

GAAP sales and marketing	$84,785		$70,696		$314,223		$256,231
Amortization of acquired intangible assets	(2,529)		(222)		(3,190)		(1,769)
Stock-based compensation expense and related employer payroll taxes	(8,917)		(12,621)		(49,060)		(35,529)
Legal and regulatory costs	—		—				(369)
Severance, transition and contract termination costs	(2,081)		(251)		(3,315)		(1,232)
Non-GAAP sales and marketing (as a percentage of revenue)	$71,258	39.3%	$57,602	39.8%	$258,658	40.5%	$217,332	40.8%

GAAP general and administrative	$38,039		$27,675		$118,103		$100,078
Stock-based compensation expense and related employer payroll taxes	(9,324)		(9,442)		(40,844)		(29,746)
Acquisition and integration costs	(4,194)		(3)		(9,717)		(197)
Legal and regulatory costs	177		(1,972)		2,722		(3,683)
Severance, transition and contract termination costs	(2,757)		(1,738)		(4,213)		(7,030)
Non-GAAP general and administrative (as a percentage of revenue)	$21,941	12.1%	$14,520	10.0%	$66,051	10.4%	$59,422	11.2%

Non-GAAP Operating Expenses (as a percentage of revenue)	$116,715	64.4%	$87,937	60.8%	$401,929	63.0%	$334,343	62.8%

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands)

	Three Months Ended				Years Ended
	March 31, 2022		March 31, 2021		March 31, 2022		March 31, 2021
Other Income (Expenses):
GAAP other expense, net	$(6,006)		$(4,821)		$(21,629)		$(18,593)
Debt amortization expense	6,628		4,324		20,408		16,898
Sublease Income	(116)		—		(387)		—
Non-GAAP other income (expense), net (as a percentage of revenue)	$506	0.3%	$(497)	(0.3)%	$(1,608)	(0.3)%	$(1,695)	(0.3)%

Operating Profit (Loss):
GAAP loss from operations	$(40,539)		$(40,036)		$(154,141)		$(146,149)
Amortization of acquired intangible assets	4,688		1,296		8,317		6,886
Stock-based compensation expense and related employer payroll taxes	27,989		35,295		138,226		112,505
Acquisition and integration costs	4,194		3		9,717		197
Legal and regulatory costs	(177)		1,972		(2,722)		4,638
Severance, transition and contract termination costs	8,020		2,037		11,191		10,816
Non-GAAP operating profit (loss) (Non-GAAP operating margin)	$4,175	2.3%	$567	0.4%	$10,588	1.7%	$(11,107)	(2.1)%

Pre-Tax Profit (Loss):
GAAP net loss	$(45,583)		$(45,034)		$(175,383)		$(165,585)
Amortization of acquired intangible assets	4,688		1,296		8,317		6,886
Stock-based compensation expense and related employer payroll taxes	27,989		35,295		138,226		112,505
Acquisition and integration costs	4,194		3		9,717		197
Legal and regulatory costs	(177)		1,972		(2,722)		4,638
Severance, transition and contract termination costs	8,020		2,037		11,191		10,816
Debt amortization expense	6,628		4,324		20,408		16,898
Non-GAAP net income (loss)	5,759		(107)		9,754		(13,645)
(Benefit from) provision for income taxes	(962)		177		(387)		843
Non-GAAP pre-tax profit (loss) (as a percentage of revenue)	$4,797	2.6%	$70	—%	$9,367	1.4%	$(12,802)	(2.4)%

Shares used in computing per share amounts:
Basic	117,613		107,961		113,354		105,700
Diluted	118,556		119,383		116,982		105,700

GAAP net loss per share - Basic and Diluted	$(0.39)		$(0.42)		$(1.55)		$(1.57)
Non-GAAP pre-tax profit (loss) per share - Basic	$0.04		$0.00		$0.08		$(0.12)
Non-GAAP pre-tax profit (loss) per share - Diluted	$0.04		$0.00		$0.08		$(0.12)
Non-GAAP net income (loss) per share - Basic	$0.05		$0.00		$0.09		$(0.13)
Non-GAAP net income (loss) per share - Diluted	$0.05		$0.00		$0.08		$(0.13)

8x8, Inc.
SELECTED OPERATING AND FINANCIAL METRICS
(Unaudited, in millions)

	Fiscal 2021				Fiscal 2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4 (5)
TOTAL ARR (1)	$432	$467	$494	$518	$536	$553	$572	$687
Growth % (YoY)	30%	20%	20%	22%	24%	18%	16%	33%

ARR BY CUSTOMER SIZE
ENTERPRISE (2)	$187	$213	$236	$253	$262	$282	$307	$393
% of Total ARR	43%	46%	48%	49%	49%	51%	54%	57%
Growth % (YoY)	54%	31%	29%	34%	40%	33%	30%	55%
Total # of Enterprise Customers	606	670	734	761	824	871	907	1,320

MID-MARKET (3)	$84	$91	$94	$97	$103	$103	$102	$128
% of Total ARR	20%	19%	19%	19%	19%	19%	18%	19%
Growth % (YoY)	24%	25%	23%	22%	22%	14%	9%	31%

SMALL BUSINESS(4)	$160	$163	$165	$168	$172	$167	$162	$166
% of Total ARR	37%	35%	33%	32%	32%	30%	28%	24%
Growth % (YoY)	12%	6%	8%	7%	7%	2%	(1)%	(1)%
(1) Annualized Recurring Subscriptions and Usage (ARR) equals the sum of the most recent month of (i) recurring subscription amounts and (ii) platform usage charges for all CPaaS customers (subject to a minimum billings threshold for a period of at least six consecutive months), multiplied by 12.
(2) Enterprise ARR is defined as ARR from customers that generate >$100,000 ARR.
(3) Mid-market ARR is defined as ARR from customers that generate $25,000 to $100,000 ARR.
(4) Small business ARR is defined as ARR from customers that generate <$25,000 ARR.
(5) Includes Fuze.

Selected operating and financial metrics presented in this document have not been, and were not derived from financial measures that have been, prepared in accordance with US Generally Accepted Accounting Principles. 8x8 provides these selected operating and key business metrics to assist investors in evaluating the Company's operations and assessing its prospects. 8x8’s management periodically reviews these selected operating and key business metrics to evaluate 8x8’s operations, allocate resources, and drive financial performance in the business. Management monitors these metrics together, and not individually, as it does not make business decisions based upon any single metric. 8x8 is not aware of any uniform standards for defining these selected operating and key business metrics and caution that its presentation may not be consistent with that of other companies; prior period metrics and customer classifications have not been adjusted for current period changes unless noted.